UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

Shareholder Rights Plan

On May 18, 2005, the Company and Mellon Investor Services L.L.C. signed an amended and restated Rights Agreement amending the Rights Agreement, dated as of May 19, 1995, between the Company and Chemical Bank as Rights Agent, as subsequently amended by the First Amendment of the Rights Agreement, dated as of June 7, 2001, and the Second Amendment, dated August 14, 2002, each by and between the Company and Mellon Investor Services L.L.C., as successor to Chemical Bank as Rights Agent. The amended and restated Rights Agreement incorporates the prior amendments to the Rights Plan as well as further amends the plan, in part, to provide for the following:

• It amends the definition of the term “Purchase Price”, to mean $160.00;
• It extends the "Expiration Date" until May 19, 2015; and
• It deletes the definition of the term “Permitted Investors”.

The Rights Agreement generally provides that an "Acquiring Person", which is generally defined as any shareholder who is the beneficial owner of 15% or more of the Company's stock, will trigger the Rights issued under the Rights Agreement to become exercisable.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the attached copy of the Rights Agreement as amended and restated on May 18, 2005, which is incorporated by reference into this item 1.01. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement.

Section 3 – Securities and Trading Markets.

Item 3.03 Material Modification to Rights of Security Holder.

On May 18, 2005, the Company amended and restated its Rights Agreement. A more detailed discussion regarding the Rights Agreement is provided in Item 1.01 above.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

4.1	Rights Agreement as amended and restated on May 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 24, 2005	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

2

EXHIBIT INDEX

Exhibit No. Description.

4.1	Rights Agreement as amended and restated on May 18, 2005